Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (333-82599, 333-92165, 333-45770, 333-69548, 333-135709, 333-143968, 333-167424, and 333-182377) and on Form S-3 (No. 333-174407) of CoStar Group Inc. of our report dated March 28, 2014, relating to the financial statements of Apartments.com, which appears in this Form 8-K/A of CoStar Group, Inc. dated June 2, 2014.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

June 2, 2014